Exhibit 99.1

           MCAFEE, INC. REPORTS FIRST QUARTER REVENUE OF $236 MILLION

                  New McAfee Business Grew 36% Year Over Year;
                       Operating Margins Increased to 24%

    SANTA CLARA, Calif., May 5 /PRNewswire-FirstCall/ -- McAfee, Inc.
(NYSE: MFE) today announced that for the first quarter ended March 31, 2005, consolidated net revenue was $236 million. On a GAAP basis, McAfee's first quarter net earnings were $35.9 million, or $0.21 per share -- diluted. On a non-GAAP basis, first quarter net earnings were $45.6 million, or $0.27 per share -- diluted.

    Financial Highlights

    * New McAfee revenue in the quarter grew by 36% year over year. New McAfee revenue excludes the Magic and Sniffer businesses sold in 2004 and the McAfee Research business sold in April 2005.

    * Pro-forma operating margins for the first quarter improved to 24%, led by sequential decreases in operating expenses.

    * McAfee IntruShield revenue grew in the quarter by 100% year over year with bookings increasing by 93%.

    * Overall, McAfee consumer revenue in the quarter grew by 114% year over year to $100 million. Revenue from the online consumer services in the quarter grew by 79% year over year and added 2.5 million net new subscribers in the quarter, with the average number of subscriptions per subscriber of 1.45.

    * Deferred revenue grew by $13 million in the quarter to end the quarter at $615 million.

    * McAfee ended the first quarter with cash and cash equivalents and investments of $980 million.

    * McAfee's Board of Directors approved a $175 million expansion of the share repurchase program. As of today, McAfee has a total of approximately $250 million in authorization available for share repurchases through August 20, 2006.

    Financial Outlook

    * McAfee expects revenue for the second quarter of 2005 to be between $220 million and $230 million and non-GAAP net earnings of $0.24 per share at the middle of the range.

    * McAfee is raising its full year 2005 revenue guidance to between $955 million and $975 million and non-GAAP net earnings to between $1.15 and $1.20 per share.

    "McAfee continues to demonstrate strong growth across the business, with exceptional growth in the IntruShield and consumer spaces," said George Samenuk, chairman and chief executive officer of McAfee, Inc. "Our strategy is working, customers continue to validate it as we move forward in developing best of breed intrusion prevention and risk management solutions to protect their systems and networks and enable them to focus on their business."

    Business Highlights

    * McAfee has continued its commitment to deliver next-generation solutions that help small to large businesses simplify their approach to security with a number of enhanced solutions, including:

      -- McAfee Anti-spyware Enterprise Edition Module, the industry's first enterprise-ready defense against the growing risk of spyware. The solution adds an essential layer of protection for small to large businesses that need to safely eliminate potentially unwanted programs such as spyware, adware, dialers, keyloggers, password crackers and remote-control programs.
      -- McAfee Managed VirusScan, an affordable Web-based solution that provides always on, automatic virus protection for smaller businesses that lack the expertise and personnel to implement and manage an anti-virus solution for their desktops and servers.
      -- McAfee ProtectionPilot, a centralized management tool that helps small to medium businesses (SMBs) proactively deploy and manage their threat protection from a central location. McAfee ProtectionPilot now includes added support for McAfee Anti-Spyware Enterprise, offering SMBs an added layer of protection against potentially unwanted programs (PUPS).
      -- McAfee Desktop Firewall 8.5, an application layer firewall for small to large businesses that need robust protection from today's sophisticated threats and targeted hacker attacks.
      -- McAfee Virex 7.6 for Macintosh, offering large businesses anti-virus protection for their Macintosh OS X platform and Macintosh Power PC. Enhanced functionality includes centralized management through McAfee ePolicy Orchestrator, which provides centralized policy configuration and enforcement, and detailed reporting.
      -- 3Si .NET toolkit from McAfee Foundstone Professional Services is designed to help application developers and architects to build secure and reliable applications. The toolkit is comprised of the Validator.NET, .NETMon and SecureUML template tools to help developers validate, debug and analyze vulnerabilities during the design and development of web applications.
      -- HacmeBooks, a Java application that simulates a 'real-world' eCommerce bookstore and built with known and common vulnerabilities to teach application developers, programmers, architects and security professionals how to create secure Java software.

    * The McAfee consumer business expanded its partnership base, including:

      -- A leading global handset manufacturer has selected McAfee to provide
         McAfee Virus Scan Mobile and McAfee Personal Firewall Mobile on selected future handset models. The McAfee Mobile solution will be bundled as an offer at time of purchase.
      -- Under the strategic partnership with DoCoMo, McAfee is fully deploying
         McAfee VirusScan Mobile technology integrated in current DoCoMo handsets. The deployment spans across six handset manufacturer brands and ten handset models, with more coming in the months ahead. As of March 31 2005, over four million handsets have been shipped including the McAfee Virus Scan Mobile technology.
      -- Hitachi will begin offering the McAfee online service security products, including McAfee VirusScan and McAfee Personal Firewall Plus, with their new PC series in Japan.
      -- Toshiba, for their North American and Latin American markets, will exclusively ship McAfee Virus Scan on their top selling laptops. Additionally Toshiba will make available McAfee Personal Firewall Plus, McAfee Privacy Services and McAfee Spamkiller to their customers through the McAfee Security Center.
      -- Gateway will begin to offer eMachines with a pre-installed 90 day trial of McAfee VirusScan in Japan.
      -- In the quarter Dell expanded the McAfee offerings into Australia, New
         Zealand, Netherlands, Spain and Italy.
      -- WAKWAK, an internet security provider in Japan, began to offer McAfee
         Security Services in March.

    * McAfee products received industry accolades in the quarter including:

      -- McAfee Foundstone Enterprise received Network Computing's Well
         Connected award for the security category.
      -- McAfee IntruShield was named the worldwide revenue market share leader for the in-line network intrusion prevention market for 2004, according to a report by Infonetics Research.
      -- META Group, Inc., (now Gartner, Inc.) positioned McAfee as a network intrusion control systems (NICS) market leader in its NICS METASpectrum market analysis report. As classified by META, vendors, such as McAfee, that are listed as market leaders are able to prove their strong technical performance with reputable certifications and market share while brand recognition, patents and a process to capture changing market demands secure their future.
      -- McAfee LinuxShield, which provides comprehensive anti-virus protection for Linux-based platforms, received the VB 100% score in Virus Bulletin's recent comparative Linux review. McAfee LinuxShield demonstrated that it detected all In-the-Wild viruses during both on-demand and on-access scanning and generated no false positives when scanning a set of clean files in Virus Bulletin's comparative tests.
      -- McAfee AntiSpyware for consumers received strong marks from Computer
         Shopper, noting that it " ... offers a simple, easy way to protect yourself against spyware threats."
      -- CNET recognized McAfee Internet Security Suite as being very configurable, having an easy-to-navigate interface and offering good online tech support.
      -- Small Business Computing noted that "overall, McAfee Internet Security
         Suite 2005 is a comprehensive and competent product ... "
      -- McAfee consumer products also received high acclaim from the European news media, including Italy's PC World "Editor's Choice" for McAfee VirusScan. Spain's leading computer magazine, Personal Computer, also awarded the "Best Product" award to McAfee Internet Security Suite. Additionally, Spain's weekly computer magazine, TCN, awarded McAfee VirusScan the "Total Security" award, commending it for easy installation and guided interface.

    * In the quarter, McAfee introduced the extension of its technical support offerings to customers and prospective customers evaluating the McAfee IntruShield portfolio of network intrusion prevention systems. Through the Deployment Assistance Program, new and potential customers have an assigned technical account manager for 60 days of 24/7 customer support to advise and help companies ensure accuracy in testing, evaluation, installation and deployment of the McAfee IntruShield IPS technology.

    * In the Latin America region, McAfee joined the "Mi PC Program" led by the Ministry of Economy of Argentina and a group of over 40 private companies. The program aims to bridge the digital gap in the country with affordable PC packages for home and small and medium sized business users. McAfee is the exclusive security provider, with VirusScan 2005 V9.0 included in all of the PC packages.

    * McAfee delivered key customer wins in the quarter, including:

      -- Caremark, a leading pharmaceutical services company, selected and implemented McAfee VirusScan Enterprise 8.0i, McAfee Anti-Spyware Enterprise and McAfee ePolicy Orchestrator (ePO) 3.5.
      -- Shelbyville Central Schools selected and implemented McAfee VirusScan
         Enterprise 8.0i and McAfee Anti-Spyware Enterprise to protect its critical applications and data.
      -- The State of Indiana selected McAfee IntruShield for its state-wide
         Cybersecurity Program.
      -- The New York State Office of Technology selected the McAfee IntruShield solution to secure its network.
      -- Social Security of Mexico selected McAfee Active Virus Defense and anti-spyware solutions to protect their systems.

    Conference Call Information

    * The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-395-6878 (U.S.) or 712-257-2022 (international), pass code:
      MFE.

    * Attendees should dial in at least 15 minutes prior to the conference call.

    * A replay of the call will be available until June 3, 2005 by calling 800-262-4966 (U.S.), or 402-220-9709 (international).

    * A Web cast of the call may also be found on the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?c=104920&p=irol-IRHome (due to the length of the URL, you may need to copy and paste it into your browser).

    About McAfee, Inc.
    McAfee, Inc., headquartered in Santa Clara, California, is the market leader in Intrusion Prevention and Risk Management solutions. McAfee delivers innovative and proven solutions and services that secure systems and networks around the world. With McAfee's unmatched security expertise, home, business, government, and service provider customers block attacks, prevent disruptions, and continuously track and improve their security. www.mcafee.com.

    NOTE: McAfee, VirusScan, ProtectionPilot, Virex, Foundstone, IntruShield, LinuxShield and ePolicyOrchestrator are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. The color red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.

    Disclosure Statements
    Non-GAAP net earnings and pro-forma operating margin exclude amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, litigation reimbursement, restatement costs and reimbursements associated with the transition services agreement with Network General; non-GAAP net earnings assume an effective tax rate of 25%. McAfee's management uses non-GAAP net earnings and pro-forma operating results to evaluate the company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results. McAfee's management believes that all disclosures are adequate to make the information presented not misleading.

    McAfee is unable to provide a non-GAAP to GAAP reconciliation of projected second quarter and full year 2005 net earnings and net earnings per share. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time or, in the case of stock options, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of McAfee's common stock.

    McAfee estimates that every $1 increase, if any, in its stock price from the price on March 31, 2005, will increase its second quarter stock-based compensation charge by approximately $0.6 million, assuming that outstanding options subject to variable accounting remain constant. With respect to the other items, it is estimated that (i) for the second quarter of 2005 and the remainder of 2005 restructuring charges will be in the range of $0.5 million to $4.0 million based on decisions made prior to the first quarter of 2005 for which the actions will occur in 2005 but excluding additional restructuring activities that may be taken after March 31, 2005, (ii) for the second quarter 2005 and the remainder of 2005 amortization expense will be approximately $2.9 million and $8.8 million on intangibles and trademarks, and $3.8 million and $11.4 million on purchased technology and (iii) for the second quarter of 2005 and the remainder of 2005 other payments related to the IntruVert and Foundstone acquisitions will be approximately $1.1 million and $2.9 million. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions nor does it include any intangible assets that may be acquired through future acquisitions.

    Forward-Looking Statements
    The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter of 2005 and full-year 2005; new product introductions and related product benefits; the sustainability of reduction in G&A expense in future quarters; estimates for certain charges for the second quarter of 2005 and full year of 2005; and anticipated benefits of extended technical support offerings. Actual results could vary perhaps materially and the expected results may not occur. McAfee may not succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. McAfee's business, including its sales force and internal finance and IT operations, may be disrupted or otherwise strained due to company cost saving measures. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on form 10-K for the year ended December 31, 2004 and its quarterly reports filed on Form 10-Q.

    Introduction to Tables
    Non-GAAP net earnings excludes amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, litigation reimbursement, restatement costs and reimbursements associated with the transition services agreement with Network General.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                    March 31,      December 31,
                                                       2005            2004
                                                   ------------    ------------
Assets:
   Cash and marketable securities                  $    980,120    $    924,681
   Restricted cash                                          618             617
   Accounts receivable, net                              94,225         137,520
   Prepaid expenses, income taxes and other
    current assets                                      106,685         103,687
   Property and equipment, net                           91,080          91,715
   Deferred taxes                                       427,588         421,063
   Goodwill, intangibles and other long term
    assets, net                                         548,978         558,393
         Total assets                              $  2,249,294    $  2,237,676

Liabilities:
   Accounts payable                                $     30,225    $     32,891
   Accrued liabilities                                  172,492         197,368
   Deferred revenue                                     614,700         601,373
   Accrued taxes and other long term
    liabilities                                         221,782         204,796
         Total liabilities                            1,039,199       1,036,428

Stockholders' equity:
   Common stock                                           1,647           1,623
   Treasury stock                                       (47,351)             --
   Additional paid-in capital                         1,199,774       1,178,855
   Deferred stock-based compensation                     (1,408)         (1,777)
   Accumulated other comprehensive income                26,277          27,361
   Retained earnings (Accumulated deficit)               31,156          (4,814)
         Total stockholders' equity                   1,210,095       1,201,248
         Total liabilities and
          stockholders' equity                     $  2,249,294    $  2,237,676

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
Net revenue                                        $    235,727    $    219,078

Cost of net revenue                                      34,807          33,799
Amortization of purchased technology                      3,850           3,393

    Gross profit                                        197,070         181,886

Operating costs:
    Research and development (1)                         38,230          45,379
    Marketing and sales (2)                              71,184          92,958
    General and administrative (3)                       31,729          26,079
    Reimbursement from transition services
     agreement                                             (328)             --
    (Gain) loss on sale/disposal of assets
     and technology                                         259         (45,678)
    Litigation reimbursement                                 --         (19,101)
    Amortization of intangibles                           3,528           3,573
    Restructuring charges (4)                             2,296           2,336
    Restatement costs                                        --            (250)
    Divestiture expense                                     588              --
    Acquisition retention bonuses and severance           1,463           1,410
      Total operating costs                             148,949         106,706
    Income from operations                               48,121          75,180

Interest and other income, net (4)                        4,312           4,739
Interest expense on convertible debt                         --            (741)
Gain on sale of securities                                   --             246

    Income before provision for income taxes             52,433          79,424

Provision for income taxes                               16,463          21,454
    Net income                                     $     35,970    $     57,970

Net income per share - basic                       $       0.22    $       0.35
Net income per share - diluted (5)                 $       0.21    $       0.33

Shares used in per share calculation - basic            162,992         163,423
Shares used in per share calculation - diluted          167,339         186,564

(1) Includes stock-based compensation (benefits) charges of $(2,503) and $1,314 for the three months ended March 31, 2005 and 2004, respectively.

(2) Includes stock-based compensation (benefits) charges of $(735) and $636 for the three months ended March 31, 2005 and 2004, respectively.

(3) Includes stock-based compensation (benefits) charges of $(54) and $276 for the three months ended March 31, 2005 and 2004, respectively.

(4) Interest Expense related to restructuring of $146 has been reclassifed out of Interest and other income into Restructuring charges in 2004 to conform with 2005 presentation.

(5) In computing net income per share on a diluted basis for the three months ended March 31, 2004 net income has been increased by $2,989 for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis includes an additional 19.1 million shares in the quarter ended March 31, 2004, that would have been outstanding if the diluted securities had been converted as of the beginning of the period. The convertible debt was redeemed on August 20, 2004.

                          McAFEE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
Net revenue                                        $    235,727    $    219,078

Cost of net revenue                                      34,807          33,799
Amortization of purchased technology                         --              --

  Gross profit                                          200,920         185,279

Operating costs:
  Research and development                               40,733          44,065
  Marketing and sales                                    71,919          92,322
  General and administrative                             31,783          25,803
  Reimbursement from transition
   services agreement                                        --              --
  (Gain) loss on sale/disposal of assets
    and technology                                           --              --
  Litigation reimbursement                                   --              --
  Amortization of intangibles                                --              --
  Restructuring charges (1)                                  --              --
  Restatement costs                                          --              --
  Divestiture expense                                        --              --
  Acquisition retention bonuses and
   severance                                                 --              --
    Total operating costs                               144,435         162,190

Income from operations                                   56,485          23,089

Interest and other income, net (1)                        4,312           4,739
Interest expense on convertible debt                         --              --
Gain on sale of securities                                   --              --

  Income before provision for income
   taxes                                                 60,797          27,828

Provision for income taxes                               15,199           6,957
  Pro forma net income                             $     45,598    $     20,871

Net income per share - diluted                     $       0.27    $       0.11

Shares used in per share calculation
 - diluted (2)                                          167,339         186,564

(1) Interest Expense related to restructuring of $146 has been reclassifed out of Interest and other income into Restructuring charges in 2004 to conform with 2005 presentation.

(2) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19.1 million shares for the three month ended March 31, 2004. The convertible debt was redeemed on August 20, 2004.

    The accompanying reconciliation of pro forma condensed consolidated statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

                          McAFEE, INC. AND SUBSIDIARIES
     RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
               TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (in thousands)
                                   (Unaudited)
                                                        Three Months Ended
                                                            March 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------

McAfee, Inc. pro forma net income                  $     45,598    $     20,871

 Provision for income taxes                              15,199           6,957

McAfee, Inc. pro forma income before
 provision for income taxes                              60,797          27,828
 Amortization of purchased technology                    (3,850)         (3,393)
 Stock compensation (charge) benefit                      3,292          (2,226)
 Reimbursement from transition

  services agreement                                        328              --
 Gain (loss) on sale/disposal of
  assets and technology                                    (259)         45,678
 Litigation reimbursement                                    --          19,101
 Amortization of intangibles                             (3,528)         (3,573)
 Restructuring charges                                   (2,296)         (2,336)
 Restatement costs                                           --             250
 Divestiture expense                                       (588)             --
 Acquisition retention bonuses and severance             (1,463)         (1,410)
 Interest expense on convertible debt                        --            (741)
 Gain on sale of securities                                  --             246

McAfee, Inc. income before provision for income
 taxes                                             $     52,433    $     79,424

 Provision for income taxes                              16,463          21,454

McAfee, Inc. consolidated net income               $     35,970    $     57,970

                                  McAfee, Inc.
                            Revenue by Product Family
                                 (in thousands)

                                     Q1'05                     Q4'04                     Q3'04
                            -----------------------   -----------------------   -----------------------
McAfee                      $  234,051           99%  $  242,469           99%  $  209,910           95%

McAfee Corporate            $  133,648           57%  $  151,180           62%  $  118,198           53%
  - Enterprise                  73,186           31%      92,549           38%      63,758           29%
  - SMB                         60,462           26%      58,631           24%      54,440           25%

McAfee Consumer             $  100,402           43%  $   91,289           37%  $   91,712           41%
  - McAfee.com                  74,316           32%      61,547           25%      56,518           26%
  - Retail                      26,086           11%      29,742           12%      35,194           16%

Divested Business
  - NAI Labs                     1,676            1%       1,684            1%       1,536            1%
  - Sniffer                         --            0%          --            0%      10,187            5%
  - Magic                           --            0%          --            0%          --            0%
  - PGP                             --            0%          --            0%          --            0%

Total MFE                   $  235,727          100%  $  244,153          100%  $  221,633          100%

                                     Q2'04                     Q1'04                     Q4'03
                            -----------------------   -----------------------   -----------------------
McAfee                      $  185,411           82%  $  172,613           79%  $  189,608           70%

McAfee Corporate            $  116,458           52%  $  125,633           57%  $  128,298           47%
  - Enterprise                  67,067           30%      59,224           27%      74,467           27%
  - SMB                         49,391           22%      66,409           30%      53,831           20%

McAfee Consumer             $   68,953           31%  $   46,980           21%  $   61,310           22%
  - McAfee.com                  46,514           21%      41,524           19%      35,619           13%
  - Retail                      22,439           10%       5,456            2%      25,691            9%

Divested Business

  - NAI Labs                     1,830            1%       1,360            1%       1,351            1%
  - Sniffer                     38,438           17%      42,253           19%      63,933           23%
  - Magic                           --            0%       2,851            1%      17,329            6%
  - PGP                             --            0%          --            0%          --            0%

Total MFE                   $  225,679          100%  $  219,077          100%  $  272,222          100%

                                  McAfee, Inc.
                           Bookings by Product Family
                                 (in thousands)

                                     Q1'05                     Q4'04                     Q3'04
                            -----------------------   -----------------------   -----------------------
McAfee                      $  281,041          100%  $  315,579          100%  $  250,883           99%

McAfee Corporate            $  148,938           53%  $  193,182           61%  $  134,142           53%
- Enterprise                    81,596           29%     122,178           39%      72,025           28%
- SMB                           67,342           24%      71,004           22%      62,117           25%

McAfee Consumer             $  132,103           47%  $  122,397           39%  $  116,741           46%
- McAfee.com                   100,611           36%      79,423           25%      80,971           32%
- McAfee Retail                 31,492           11%      42,974           14%      35,770           14%

Divested Business                   --            0%          --            0%       1,511            1%
- Sniffer                           --            0%          --            0%       1,511            1%
- Magic                             --            0%          --            0%          --            0%
- PGP                               --            0%          --            0%          --            0%

                            ----------   ----------   ----------   ----------   ----------   ----------
Total MFE                   $  281,041          100%  $  315,579          100%  $  252,394          100%
                            ==========   ==========   ==========   ==========   ==========   ==========

                                     Q2'04                        Q1'04                  Q4'03
                            -----------------------   -----------------------   -----------------------
McAfee                      $  266,010           87%  $  222,865           86%  $  252,780           72%

McAfee Corporate            $  161,662           53%  $  135,698           52%  $  179,600           51%
- Enterprise                    95,709           31%      64,472           25%     103,164           30%
- SMB                           65,953           21%      71,226           27%      76,436           22%

McAfee Consumer             $  104,348           34%  $   87,167           34%  $   73,180           21%
- McAfee.com                    73,402           24%      62,041           24%      49,400           14%
- McAfee Retail                 30,946           10%      25,126           10%      23,780            7%

Divested Business               41,362           13%      36,570           14%      96,126           28%
- Sniffer                       41,427           13%      33,996           13%      76,748           22%
- Magic                            (65)           0%       2,574            1%      19,378            6%
- PGP                               --            0%          --            0%          --            0%

                            ----------   ----------   ----------   ----------   ----------   ----------
Total MFE                   $  307,372          100%  $  259,435          100%  $  348,906          100%
                            ==========   ==========   ==========   ==========   ==========   ==========

SOURCE  McAfee, Inc.
    -0-                             05/05/2005
    /CONTACT:  press, Dana Lengkeek, +1-408-346-5184, or investors,
Kelly Blough, +1-408-346-3481, both of McAfee, Inc./
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20040426/MCAFEELOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.mcafee.com